SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
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Check the appropriate box:
☐	Preliminary proxy statement	☐ Confidential, for Use of the Commission Only
☒	Definitive proxy statement	(as permitted by Rule 14a-6(e)(2))
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

ACLARA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	(2)	Form, schedule or registration statement no.:

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ACLARA BIOSCIENCES, INC.

1288 PEAR AVENUE

MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2003

To the Stockholders of ACLARA BIOSCIENCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ACLARA BIOSCIENCES, INC., a Delaware corporation (the “Company”), will be held on Wednesday, June 25, 2003, at 9:00 a.m. local time at the Company’s principal executive offices located at 1288 Pear Avenue, Mountain View, California, 94043, for the following purposes:

1.  To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

2.  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003.

3.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement accompanying this Notice for further information with respect to the business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on April 28, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Thomas G. Klopack

Chief Executive Officer

Mountain View, California

May 19, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ACLARA BIOSCIENCES, INC.

1288 PEAR AVENUE

MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 25, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of ACLARA BioSciences, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 25, 2003, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the following purposes:

•	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

•	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the Company’s principal executive offices located at 1288 Pear Avenue, Mountain View, California 94043. A copy of this proxy statement and accompanying proxy card will be mailed to stockholders on or about May 21, 2003.

Solicitation

This solicitation is made on behalf of our Board of Directors, and we will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 28, 2003, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 28, 2003, the Company had outstanding and entitled to vote 35,463,049 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. All other proposals require the favorable vote of the majority of the votes present in person or represented by proxy and entitled to vote on a particular proposal.

Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: (1) FOR the election of all nominees for directors named in the proxy; (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003; and (3) and the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. We believe that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for inclusion in our proxy statement and submission to the stockholders at the 2004 Annual Meeting. Such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, and must be received no later than January 9, 2004. The notice must include the following information:

•	the stockholder’s name and address and the text of the proposal to be introduced;

•	the number of shares of stock held of record by the stockholder and beneficially owned and represented by proxy as of the date of the notice; and

•	a representation by the stockholder that such stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, no earlier than March 27, 2004 and no later than April 25, 2004. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of Board members) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred to the extent reasonably possible so as to ensure that no one class has more than one director more than any other class and until such director’s successor is elected and qualified.

Our Board of Directors presently comprises eight members. One of our current directors has resigned effective at the Annual Meeting, and one of our current directors, whose term of office expires at the Annual Meeting, is not standing for re-election. There are two other directors in the class whose terms of office expire in 2003. One of the nominees has served on our Board of Directors since January 2002 and the second nominee joined our Board of Directors in November 2002. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Following the Annual Meeting, the Board intends to reduce the number of authorized members on the Board of Directors to six, so there will be no vacancies on the Board of Directors.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is certain biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Name of Director	Age	Position	Director Since	Class/Term Expiring
Thomas R. Baruch, J.D.	64	Director	April 1995	Class I/2004
Herbert H. Hooper, Ph.D.	39	Director	January 2002	Class III/2003
Thomas G. Klopack	51	Chief Executive Officer, Director	March 2003	Class II/2005
Andre F. Marion	67	Director	February 2000	Class II/2005
John D. Mendlein, J.D., Ph.D.	43	Director	April 2003	Class I/2004
Kevin C. Tang	36	Director	November 2002	Class III/2003

Nominees for Election for a Three-Year Tem Expiring at the 2006 Annual Meeting of Stockholders

Herbert H. Hooper, Ph.D.

Herbert H. Hooper joined our Board of Directors in January 2002. Dr. Hooper has been a partner of Ampersand Ventures, a venture capital firm, since January 2002. Dr. Hooper co–founded the Company and served as our Chief Technology Officer from May 1995 until December 2001 and Executive Vice President from 1998 until December 2001. From 1993 to 1995, Dr. Hooper directed the bioanalytical research and development activities at Soane Technologies. Soane BioSciences, the predecessor company to ACLARA, was formed as a spin-off from Soane Technologies in May 1995. From 1990 to 1992, Dr. Hooper worked as a product and business development manager at Air Products and Chemicals. Dr. Hooper holds a B.S. degree in chemical engineering from North Carolina State University and a Ph.D. in chemical engineering from the University of California at Berkeley.

Kevin C. Tang

Kevin C. Tang joined our Board of Directors in November 2002. Mr. Tang is founder and has been Managing Director of Tang Capital Management, LLC, an investment company, since August 2002. From 1991 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex. Brown, Inc., an investment banking firm, most recently serving as a Managing Director and head of the Life Sciences research group. Mr. Tang currently serves as a director of Trimeris, Inc. and IntraBiotics Pharmaceuticals, Inc. Mr. Tang received his B.S. degree from Duke University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders

Thomas R. Baruch, J.D.

Thomas R. Baruch joined our Board of Directors as Chairman in April 1995. Since 1988, he has been a General Partner of CMEA Ventures, a venture capital firm. Moreover, from 1990 to 1996, Mr. Baruch served as a special partner of New Enterprise Associates. Prior to his experience with CMEA Ventures, Mr. Baruch founded Microwave Technology, Inc., and served as its President and Chief Executive Officer from 1983 to 1989. Before that, he held senior management and venture investment positions at Exxon Corporation, including the position of President of the Materials Division of Exxon Enterprises, Inc. Mr. Baruch serves as a director of AeroGen, Inc., Symyx Technologies, Inc., Netro Corp. and Physiometrix, Inc. Mr. Baruch holds a B.S. degree from Rensselaer Polytechnic Institute and received a J.D. degree from Capital University.

John Mendlein, J.D., Ph.D.

John D. Mendlein joined our Board of Directors in April 2003. Dr. Mendlein has been Chairman and Chief Executive Officer of Affinium Pharmaceuticals, Inc., a drug discovery company, since November 2000. Prior to joining Affinium, Dr. Mendlein served as Chief Knowledge Officer, General Counsel and Senior Vice President, Intellectual Property of Aurora Biosciences Corporation, from 1996 until 2000. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles and a J.D. degree from the University of California, Hastings College of Law.

Directors Continuing In Office Until the 2005 Annual Meeting of Stockholders

Andre F. Marion

Andre F. Marion joined our Board of Directors in February 2000. Until his retirement in 1995, Mr. Marion was the President of the Applied Biosystems Division of the Perkin–Elmer Corporation, now known as Applied Biosystems. Prior to holding that position, Mr. Marion was the Chairman of the Board, Chief Executive Officer and President of Applied Biosystems, Inc., until its merger with Perkin–Elmer Corporation in February 1993. Mr. Marion currently serves as a director of Molecular Devices Corp., Cygnus, Inc., Applied Imaging Corp. and Alpha M.O.S., and is also an advisor to several private companies. Mr. Marion holds an engineering degree from the French Ecole National Superiors d’Ingenieurs Arts et Metiers in both mechanical and electrical engineering.

Thomas G. Klopack

Thomas G. Klopack joined us as Chief Executive Officer and Director in March 2003. From 1998 to 2002, Mr. Klopack served as Chief Operating Officer of Aurora Biosciences Corporation, a provider of enabling drug discovery tools to the biopharmaceutical industry. Prior to joining Aurora, Mr. Klopack served in various management roles at Raychem Corporation from 1979 to 1998, most recently serving as director of strategic planning and business development of the Electronics Division. He holds an M.B.A. from Harvard Business School and a B.S. in engineering from Carnegie-Mellon University.

Board Committees and Meetings

Our Board of Directors held 9 meetings during the fiscal year ended December 31, 2002, during which time our Board had a standing Audit Committee and Compensation Committee. Both committees were established by our Board in December 1999. The Board does not currently have a nominating committee.

Our Audit Committee assists our Board of Directors in fulfilling the Board’s oversight responsibilities regarding our accounting and system of internal controls, the quality and integrity of our financial reporting and the independence and performance of our outside auditor. In so doing, our Audit Committee endeavors to maintain free and open means of communication between and among its members, other directors, the outside auditor and our management team. During the year ended December 31, 2002 our Audit Committee comprised three members all of whom are non-employee directors: Messrs. Baruch, Marion and Dr. Deleage. Dr. Deleage resigned from the Board of Directors and the Audit Committee, effective December 20, 2002 and was replaced by Mr. Tang in January 2003. Our Audit Committee met 5 times during the fiscal year ended December 31, 2002. Our Board and our Audit Committee have adopted a written Audit Committee Charter.

Our Compensation Committee exercises all powers of our Board of Directors in administering our Amended and Restated 1997 Stock Plan and also examines, reviews, considers and advises our Board in matters relating to compensation of our employees and consultants (excluding our Board). Our Compensation Committee currently comprises two members, both of whom are non-employee directors: Messrs. Baruch and Marion. Our Compensation Committee met 5 times during the fiscal year ended December 31, 2002.

During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Compensation of Directors

We reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings, and we also pay our board members $2,500 per scheduled board meeting attended, up to a maximum of $10,000 per year and $500 per committee meeting attended. Our Board of Directors has the discretion to grant options to new non-employee directors.

Under our Amended and Restated 1997 Stock Plan, on the date of each annual meeting of stockholders, each member of our Board of Directors who is not an employee will automatically be granted an option to purchase 12,000 shares of our common stock. The exercise price of the options granted to non-employee directors is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The options vest in cumulative quarterly installments of one-fourth of the shares underlying such option, commencing with the ninth quarterly anniversary of the date of the option grant. Accordingly, each of Messrs. Baruch, Mendlein and Marion and, if elected to our Board of Directors at the 2003 Annual Meeting of Stockholders, Messrs. Hooper and Tang will be granted an option to purchase 12,000 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

Messrs. Baruch and Marion served as members of our Compensation Committee during the fiscal year ended December 31, 2002. None of these members has ever been an officer or employee of the Company. No current or former officer or employee of the Company serves on our Compensation Committee. During the fiscal year ended December 31, 2002, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

Limitation of Directors’ and Officers’ Liability

Our Amended and Restated Certificate of Incorporation limits the personal liability of each of our directors to the fullest extent permitted by the Delaware General Corporation Law. Delaware corporate law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any liability arising with respect to with respect to the following acts:

•	any breach of one’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

•	any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation authorizes us to indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, to the fullest extent permitted by law, any of our directors, officers or employees who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not in the right of our Company, and whether criminal, civil, administrative or investigative, by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company, or is or was serving at our request as a director, officer or employee of another entity. We believe that indemnification under our Amended and Restated Certificate of Incorporation covers negligence and gross negligence on the part of the indemnified parties.

We have entered into agreements with our directors and officers which provide for the indemnification of such persons to the fullest extent permitted by law. These agreements, among other things, require us to indemnify such persons for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any by or in the right of our Company, arising out of that person’s services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by the Amended and Restated Bylaws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

INDEPENDENT ACCOUNTANT’S FEES

Audit Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2002 and 2001, for reviews of the financial statements included in our quarterly reports for those fiscal years and for review of SEC filings (including a filing on Form S-8) were $142,750 (of which $73,150 had been billed through December 31, 2002) and $143,000, respectively.

Audited Related Fees

There were no audit related fees billed by PricewaterhouseCoopers LLC for the year ended December 31, 2002. Fees for audit related services billed by PricewaterhouseCoopers LLC were $22,750 (primarily relating to the audit of a government contract) for the year ended December 31, 2001.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLC for professional services related to tax compliance and tax return preparation during the years ended December 31, 2002 and 2001 were $7,500 and $0 respectively.

All Other Fees

There were no fees billed by PricewaterhouseCoopers LLC for services other than those reported above during the year ended December 31, 2002 and 2001.

Approval of Audit Fees

The charter of the Company’s Audit Committee provides that the Audit Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor. All of the fees described above were approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 3, 2003, for the following persons:

•	each of the Company’s directors,

•	each of the Named Executive Officers,

•	all of the directors and executive officers of the Company as a group, and

•	each person known by the Company to beneficially own more than 5% of the Company’s Common Stock.

The address for all executive officers and directors is c/o ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043.

	Beneficial Ownership (1)
Name and Address of Beneficial Owners	Number of Shares	Percent of Total
Perry Corporation (2) 599 Lexington Avenue New York, NY 10022	3,583,831	10.1%

Tang Capital Partners, L.P. (3) 4401 Eastgate Mall San Diego, CA 92121	3,524,100	10.0

Applera Corporation (4) 301 Merrit 7 Norwalk, CT 06851	2,746,293	7.7

Johnson & Johnson Development Corporation (16) One Johnson & Johnson Plaza New Brunswick, NY 08933	2,167,186	6.1

Thomas G. Klopack	0	*

Edward M. Hurwitz (5)	245,000	*

Joseph M. Limber (6)	1,122,081	3.2

Dennis W. Harris, Ph.D. (7)	70,707	*

Sharat Singh, Ph.D. (8)	115,709	*

Alfred G. Merriweather (9)	33,333	*

Danny G. Morrow (10)	66,865	*

Philip A. Petersen (11)	66,988	*

Thomas R. Baruch (12)	729,716	2.0

Herbert H. Hooper (13)	500,346	1.4

Andre F. Marion (14)	24,000	*

John D. Mendlein, Ph.D.	0	*

Kevin C. Tang (15)	3,529,100	10.0

All executive officers and directors as a group (14 persons)	6,524,157	17.8

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 3, 2003, are deemed outstanding for purposes of computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table above is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). Applicable percentages are based on 35,460,549 shares outstanding on March 3, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Includes shares held for the accounts of two or more private investment funds for which Perry Corp. acts as general partner and/or investment adviser. Based solely on a Schedule 13G filed with the SEC on February 10, 2003.
(3)	Based solely on a Schedule 13D/A filed with the SEC on December 2, 2002.
(4)	Consists of 2,746,293 shares held by PE Corporation, a New York corporation (“PENY”). PENY is a subsidiary of Applera Corporation. Based solely on a Schedule 13D filed on April 3, 2000 with the Securities and Exchange Commission pursuant to Rule 13d-1(a) of the Exchange Act.
(5)	Includes 225,000 shares Mr. Hurwitz has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(6)	Includes 139,581 shares Mr. Limber has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(7)	Includes 63,331 shares Dr. Harris has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(8)	Includes 108,361 shares Dr. Singh has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(9)	Includes 33,333 shares Mr. Merriweather has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(10)	Includes 63,226 shares Mr. Morrow has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(11)	Includes 53,750 shares Mr. Petersen has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(12)	Includes 474,312 shares held by Chemical & Materials Enterprises Associates, L.P. and 208,334 shares held by CMEA Life Sciences Fund, L.P. Mr. Baruch, a general partner of CMEA Ventures, disclaims beneficial ownership for the shares held by the funds affiliated with CMEA Ventures, except to the extent of his pecuniary interests therein.
(13)	Includes 66,861 shares Mr. Hooper has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(14)	Includes 24,000 shares Mr. Marion has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2003.
(15)	Includes 5,000 shares held by Mr. Tang as custodian for his son, Justin Lee Tang, under California Transfers to Minors Act, over which Mr. Tang holds voting and investment power. Mr. Tang disclaims beneficial ownership of 3,524,100 shares held by Tang Capital Partners, LP, except to the extent of his pecuniary interest therein. Mr. Tang is the Manager of Tang Capital Management, LLC.
(16)	Consists of 2,167,186 shares held by Johnson and Johnson, a New Jersey corporation. Based solely on a Schedule 13D filed on February 14, 2001 with the Securities and Exchange Commission pursuant to Rule 13d-1(a) of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities (Forms 3, 4 and 5). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2002, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Securities Exchange Act of 1934 were timely met, with the exception of one stock option exercise by Mr. Hooper on February 5, 2002, which was filed on a Form 5 report on February 13, 2003.

EXECUTIVE OFFICERS OF THE COMPANY

The names of the executive officers of the Company, their ages as of April 30, 2003, and certain other information about them are set forth below (unless set forth elsewhere in this Report):

Name	Age	Position	Officer Since
Thomas G. Klopack	51	Chief Executive Officer	March 2003
Sharat Singh, Ph.D.	44	Senior Vice President, eTag™ Assay Technology	December 2001
Michael J. Dunn	47	Chief Business Officer	April 2003
Stephen C. Macevicz, Ph.D., J.D.	54	Vice President, Intellectual Property	March 2002
Alfred G. Merriweather	49	Vice President, Finance, Chief Financial Officer and Secretary	December 2001

Sharat Singh, Ph.D.

Sharat Singh, Ph.D. joined us as Director of Synthesis and Advanced Technologies in 1997, was appointed Vice President of Advanced Technologies in December 2001 and was appointed Senior Vice President, eTag™ Assay Technology in June 2002. Prior to joining us, Dr. Singh spent ten years with Syntex/Dade-Behring in various senior scientific roles, including as Behring Fellow from 1994 to 1997. Dr. Singh has an M.S. degree in chemistry from Hyderabad University, India and a Ph.D. in organic chemistry from the Indian Institute of Sciences.

Michael J. Dunn

Michael J. Dunn joined us as Chief Business Officer in April 2003. Prior to joining us, Mr. Dunn was Executive Vice President of Business Development for ActivX Biosciences, Inc., a biotechnology company, from March 2002 to April 2003. From July 1998 to March 2002, Mr. Dunn was Vice President of Business Development for Aurora Biosciences Corporation, a biotechnology tools company. From 1995 to July 1998, he was Vice President of Business Development for SIBIA Neurosciences, Inc. Mr. Dunn has a B.A. degree in biology from the University of Chicago and an M.B.A. degree from the University of San Diego.

Stephen C. Macevicz, Ph.D., J.D.

Stephen C. Macevicz joined us as Vice President of Intellectual Property in March 2002. Prior to joining us, Dr. Macevicz was Vice President of Intellectual Property for GeneProt, Inc., a biotechnology company based in Geneva, Switzerland during 2001 and was Vice President of Intellectual Property for Lynx Therapeutics, Inc., a biotechnology company, from 1995 to 2001. Dr. Macevicz has an A.B. degree in mathematics from San Diego State University and Ph.D. and J.D. degrees from the University of California at Berkeley.

Alfred G. Merriweather

Alfred G. Merriweather joined us in December 2001 as Vice President, Finance, Chief Financial Officer and Secretary. Prior to joining us, Mr. Merriweather was Vice President and Chief Financial Officer of Citadon, Inc., a software company, from 1999 to 2001. From 1996 to 1999, he was Vice President of Finance and Chief Financial Officer of Symphonix Devices, Inc., a manufacturer of implantable medical devices. From 1993 to 1996, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of LipoMatrix, Inc., a medical device company based in Neuchatel, Switzerland. Prior to that, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of Laserscope, a manufacturer of surgical laser systems. Mr. Merriweather holds a B.A. degree in economics from The University of Cambridge, England and is an Associate of the Institute of Chartered Accountants in England and Wales.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2002, information concerning compensation awarded or paid to, or earned by, (i) each individual holding the position of Chief Executive Officer or acting in a similar capacity, (ii) each of our four most highly compensated executive officers other than the Chief Executive Officer and (iii) one other individual who would have been one of the most highly compensated executive officers but for the fact that he was not an executive officer as of the end of the year (collectively referred to as the “Named Executive Officers.”)

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation Securities Underlying	All Other Compensation
		Salary		Bonus		Options/SARs
Edward M. Hurwitz Interim Chief Executive Officer (2)	2002 2001 2000	$143,333 — —	(1)	$	— — —	275,000 — —	— — —

Joseph M. Limber President and Chief Executive Officer (3)	2002 2001 2000	$334,993 320,000 290,306		$	— 112,000 108,750	100,000 250,000 112,500	$37,042 45,889 —	(4) (4)

Dennis W. Harris, Ph.D. Senior Vice President, Systems Integration & Business Development (5)	2002 2001 2000	$218,400 152,788 —		$	— 48,825 —	50,000 100,000 —	— — —

Sharat Singh, Ph.D. Senior Vice President, eTag™ Assay Technology	2002 2001 2000	$205,231 175,000 138,224			$25,000 40,688 38,000	75,000 130,000 115,000	— — —

Alfred G. Merriweather Vice President, Finance and Chief Financial Officer	2002 2001 2000	$203,423 3,942 —	(6)		$10,000 — —	— — —	— — —

Danny G. Morrow Vice President, Operations (5)	2002 2001 2000	$170,573 164,400 80,000	(7)	$	— 38,130 18,740	— — —	— — —

Philip A. Petersen Vice President, Corporate Development (8)	2002 2001 2000	$180,000 170,000 15,492	(9)	$	— 39,525 —	— 105,000 75,000	25,077 26,855 —	(8) (8)

(1)	Represents Mr. Hurwitz’s salary for the period beginning May 2002, when he joined our Company, through the end of the fiscal year ended December 31, 2002.
(2)	Mr. Hurwitz resigned as an officer of the Company, effective February 21, 2003.
(3)	Mr. Limber resigned as an officer of the Company effective December 1, 2002.
(4)	Represents cash paid as compensation for unused vacation time.
(5)	Dr. Harris and Mr. Morrow ceased to be executive officers effective April 25, 2003.
(6)	Represents Mr. Merriweather’s salary for the period beginning December 2001, when he joined our Company, through the end of the fiscal year ended December 31, 2001.
(7)	Represents Mr. Morrow’s salary for the period beginning July 2000, when he joined our Company through the end of the fiscal year ended December 31, 2000.
(8)	Represents a moving expense reimbursement paid by the Company to Mr. Petersen of $5,693 in 2002 and $26,855 in 2001 and cash paid as compensation for unused vacation time of $19,384 in 2002. Mr. Petersen ceased to be an executive officer of the Company in October 2002, and his employment with the Company terminated in March 2003.
(9)	Represents Mr. Petersen’s salary for the period beginning November 2000, when he joined our Company, through the end of the fiscal year ended December 31, 2000.

STOCK OPTION GRANTS AND EXERCISES

We grant options to employees and non-employees under our Amended and Restated 1997 Stock Plan (the “1997 Plan”). During the fiscal year ended December 31, 2002, we granted options to purchase 1,099,787 shares of our common stock under our 1997 Plan, and options granted for 950,344 shares were cancelled and returned to the 1997 Plan. As of April 15, 2003, options to purchase a total of 4,158,485 shares were outstanding under our 1997 Plan and 1,033,322 shares remained available for grant under the 1997 Plan. In general options granted under our 1997 Plan vest over four years and expire on the tenth anniversary of the date of any particular grant.

We grant options to our executive officers under our 1997 Plan. We have not granted any stock appreciation rights to any of our Named Executive Officers. The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by our Named Executive Officers:

Option Grants in Fiscal Year Ended December 31, 2002

	Individual Grants		Exercise Price Per Share ($)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Option	% of Total Options Granted to Employees in
Name	Granted (#)	Fiscal Year (2)			5%($)	10%($)
Edward M. Hurwitz	175,000 100,000	16 9%	1.83 1.85	06/25/12 10/29/12	201,404 116,346	510,396 294,842
Joseph M. Limber	100,000	9	3.70	03/05/12	232,691	589,685
Dennis W. Harris	50,000	5	1.49	10/10/12	46,853	118,734
Sharat Singh	75,000	7	1.44	07/24/12	67,921	172,124
Alfred G. Merriweather	—	—	—	—	—	—
Danny G. Morrow	—	—	—	—	—	—
Philip A. Petersen	—	—	—	—	—	—

(1)	Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our company’s estimate or projection of the future common stock price. The amounts in this table may not necessarily be achieved.
(2)	Based on options to purchase an aggregate of 1,099,787 shares of our common stock granted in fiscal year ended December 31, 2002, to employees and non-employee directors of and consultants to our company, including options granted to the Named Executive Officers.
(3)	All options were granted with an exercise price at the fair market value of our common stock at the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information on option exercises during the fiscal year ended December 31, 2002, by the Named Executive Officers. The value of in-the-money options is based upon a fair market value of our common stock equal to $2.10 at the close of market trading on December 31, 2002, and is net of the exercise price of the options:

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 ($) Exercisable/Unexercisable
Edward Hurwitz	—	—	154,644/120,356	39,754/32,496
Joseph M. Limber	—	—	72,654/389,846	0/0
Dennis W. Harris	—	—	49,790/130,210	0/30,500
Sharat Singh	—	—	93,903/144,693	34,330/49,500
Alfred G. Merriweather	—	—	25,000/75,000	0/0
Danny G. Morrow	—	—	55,311/39,689	0/0
Philip A. Petersen	—	—	0/0	0/0

(1)	Based on fair market value of one share of our Common Stock on date of the option exercise less the exercise price per share multiplied by the number of shares received upon exercise of the option.

The Company has not established any long-term incentive plans or defined benefit or actuarial plans covering any Named Executive Officers.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Thomas G. Klopack

In March 2003, we entered into an employment agreement with Thomas G. Klopack (the “Klopack Employment Agreement”), in connection with Mr. Klopack’s commencement of employment as our Chief Executive Officer. The Klopack Employment Agreement provides for a base salary at an annual rate of $345,000, a potential bonus of up to 35% of base salary, options to purchase 700,000 shares of the Company’s Common Stock, which will vest over 4 years, and the reimbursement of moving and commuting expenses.

Concurrent with the Klopack Employment Agreement, we also entered into a severance agreement with Mr. Klopack that provides certain compensation and benefits in the event of a Change in Control of the Company (the “Klopack Severance Agreement”). A Change in Control is defined as (i) a change of beneficial ownership of at least 15% of voting power of the Company without the approval of the Board, (ii) a merger or sale of the Company that results in more than 50% of the combined voting power of the Company’s then outstanding voting securities of the Company or its successor changing ownership, (iii) the sale of all or substantially all of the Company’s assets, (iv) approval by the shareholders of the Company of a plan of dissolution or complete liquidation of the Company, or (v) a change in the composition of the Board of Directors such that at least 50% of the members are not incumbents or elected by incumbent directors. This severance agreement generally provides for the following benefits:

•	In the event of a hostile takeover (as defined in the agreement), all outstanding stock options and/or shares of restricted stock outstanding on the date of such hostile takeover will fully vest at the completion of the takeover transaction, whether or not such officer’s employment is terminated thereupon.

•

If, within 3 months prior to or 12 months following a Change in Control, Mr. Klopack is involuntarily terminated other than for cause (as defined in the agreement), voluntarily terminates his employment for good reason (as defined in the agreement) or dies or becomes disabled, Mr. Klopack will be entitled to the following, subject to certain restrictions: (1) all outstanding stock options and/or shares of restricted stock outstanding on the date of such termination will fully vest as of the date of termination; (2) payment for 12 months following termination of the greater of (i) Mr. Klopack’s base salary in effect immediately prior to termination or (ii) Mr. Klopack’s base salary in effect immediately prior to the Change in Control, plus an annual cash bonus equal to the greater of (i) Mr. Klopack’s target bonus for the year in which termination occurred and (ii) Mr. Klopack’s target bonus for the year in which the Change in Control occurred; (3) health benefits for up to 12 months following termination; and (4) up to $15,000 for outplacement services.

•	If, more than 3 months prior to or more than 12 months following a Change in Control, Mr. Klopack is involuntarily terminated other than for cause (as defined in the agreement), voluntarily terminates his employment for good reason (as defined in the agreement) or dies or becomes disabled, Mr. Klopack will be entitled to the following, subject to certain restrictions: (1) such number of Mr. Klopack’s outstanding stock options and/or shares of restricted stock outstanding on the date of such termination will vest as of the date of termination as would have vested during the 12 month period following the termination date; (2) payment for 12 months following termination of (i) Mr. Klopack’s base salary as in effect immediately prior to termination, plus an annual cash bonus equal to his target bonus for the year in which termination occurred, assuming that the bonus targets are satisfied, (3) health benefits for up to 12 months following termination; and (4) up to $15,000 for outplacement services.

In the event of a Change in Control, if we request that Mr. Klopack remain employed by us following such Change in Control, Mr. Klopack agrees to do so for a period of up to 6 months. During this transition period, Mr. Klopack will continue in our employment as a senior executive for the purpose of the facilitating the transition to new management. We will continue to pay Mr. Klopack at the rate in effect at the time of the Change in Control during the transition period. Any severance benefits to which Mr. Klopack is entitled, however, will not be paid until the end of the transition period (other than accelerated vesting of his stock options and/or restricted stock, which will be effective immediately upon the commencement of the transition period.

In addition, in the event Mr. Klopack resigns (other than for good reason) at any time after the first anniversary of his commencement of employment, he may elect and/or we may elect to require him to consult for us on transitional matters for a period of up to 6 months following his resignation. Mr. Klopack will be paid a consulting fee of $11,500 per month during any such consulting period. This consulting arrangement may be terminated at any time by Mr. Klopack or us, but if we terminate this arrangement without cause or Mr. Klopack terminates the arrangement for good reason, we will pay to Mr. Klopack in a lump sum the consulting fee for any remaining part of the 6 month period.

Edward M. Hurwitz

In June, October and November 2002, we entered into three employment letter agreements with Mr. Hurwitz (collectively, the “Hurwitz Agreements”), our former interim Chief Executive Officer. All aspects of Mr. Hurwitz’s fiscal year 2002 compensation were governed by these agreements, including Mr. Hurwitz’s annual base salary of $325,000, a grant of options to purchase 175,000 shares of Common Stock subject to vesting, a grant of options to purchase 100,000 fully vested shares of Common Stock and a one-time bonus of $50,000 to be paid upon the commencement of employment of a new Chief Executive Officer. Mr. Hurwitz resigned as Chief Executive Officer in February 2003, and he will not stand for re-election to the Company’s Board of Directors at the Company’s 2003 Annual Meeting of Stockholders. The Hurwitz Agreements provide that in the event Mr. Hurwitz’s service on the Board of Directors does not extend beyond the 2003 Annual Meeting of Stockholders, Mr. Hurwitz will continue to provide advice and consultation to the Company for two years, during which Mr. Hurwitz’s options will cease to vest but will continue to be exercisable.

Joseph M. Limber

In October 2002 we entered into a General Release and Separation Agreement (the “Limber Agreement”) with Mr. Limber in connection with his resignation as President and Chief Executive Officer. Under the terms of the Limber Agreement, the Company paid Mr. Limber a severance payment of $167,500 on January 15, 2003. The Limber Agreement also provided that Mr. Limber would continue to serve as a director of the Company until the date of the Company’s 2003 Annual Meeting and as an advisor to the Company, to assist in the orderly transition of his duties to the Company’s new Chief Executive Officer through the year ended December 31, 2003. As compensation for his services as an advisor to the Company, Mr. Limber would receive his annual base salary of $335,000 through December 31, 2002 and at an annual salary rate of $167,500 from January 1, 2003 through December 31, 2003. Pursuant to the terms of the Limber Agreement, Mr. Limber is not eligible for a bonus for calendar years ending December 31, 2002 or December 31, 2003.

Executive Officer Change in Control Agreements

We have also entered into change in control agreements with the following other executive officers of the Company: Sharat Singh, Stephen Macevicz and Alfred Merriweather. These change in control agreements, which supersede any change in control agreements previously executed by such officers, generally provide for the following benefits:

•	In the event of a hostile takeover (as defined in the agreement), all outstanding stock options and/or shares of restricted stock outstanding on the date of such hostile takeover will fully vest at the completion of the takeover transaction, whether or not such officer’s employment is terminated thereupon.

•	If, following a Change in Control (as defined above in connection with Mr. Klopack’s agreements) and prior to the first anniversary of the Change in Control, the officer is involuntarily terminated other than for cause (as defined in the agreement) or voluntarily terminates his employment for good reason (as defined in the agreement), the officer will be entitled to the following, subject to certain restrictions: (1) all outstanding stock options and/or shares of restricted stock outstanding on the date of such termination will fully vest as of the date of termination; (2) payment for 12 months following termination of the greater of (i) salary in effect immediately prior to termination or (ii) salary in effect immediately prior to the Change in Control, plus an annual cash bonus equal to the greater of (i) the target bonus for the year in which termination occurred and (ii) target bonus for the year in which the Change in Control occurred; (3) health benefits for up to 12 months following termination; and (4) up to $15,000 for outplacement services.

CERTAIN TRANSACTIONS

The Company has entered into employment, change of control and termination of employment agreements with certain of its current and former officers, as described above.

Indemnification Agreements

We entered into indemnification agreements with our directors and certain of our officers which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under such agreement, which such person becomes legally obligated to pay in connection with any threatened, pending, or completed claim, action, suit or proceeding, whether brought by or in the right of our company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which such person may be or may have been involved as a party or otherwise, by reason of the fact that such person is or was, or has agreed to become, a director or officer of our company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by such person, by reason of any action taken by them or of any inaction on their part while acting as such director or officer, or by reason of the fact that he was serving at our request as a director, trustee, officer, employee or agent of our company, or another entity.

Loan Agreements

In January 2000, we loaned $447,250, at 5.8% interest, compounded semiannually, to Joseph Limber, our President and Chief Executive Officer, to enable Mr. Limber to exercise options to purchase shares of our common stock. In July 28, 2000 we loaned Mr. Limber an additional $41,358, at 6.6% interest, compounded semiannually. Mr. Limber fully repaid the principal and accrued interest on these loans in October 2002.

In January 2000, we loaned $60,000, at 5.8% interest, compounded semiannually, to Herbert H. Hooper, Ph.D., our Executive Vice President, Chief Technology Officer and Co-Founder, to enable Dr. Hooper to exercise options to purchase shares of our common stock. Mr. Hooper fully repaid the principal and accrued interest on this loan in November 2002.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. The Compensation Committee was established on December 1, 1999, by resolution of the Board of Directors. At the end of the fiscal year ended December 31, 2002, the Compensation Committee comprised Thomas R. Baruch and Andre F. Marion. None of the former or current members of the Compensation Committee are currently officers or employees of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company’s senior management and any compensation plans in which the executive officers and directors are eligible to participate.

Compensation Policy and Philosophy

The Compensation Committee designs our executive compensation with the following overall objectives:

•	Attract, retain and motivate key executive talent;

•	Reward key executives based on business performance;

•	Align executive incentives with the interests of stockholders; and

•	Encourage the achievement of Company objectives.

Executive compensation comprises three components: (1) base salary; (2) annual incentive bonuses; and (3) long-term incentives in the form of stock options. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries. In addition, the Company has entered into change of control agreements with each of the Company’s executive officers.

Base Salary.    Each year, the Company obtains studies of compensation trends, practices and levels from nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Each executive’s base salary is determined by an assessment of the executive’s job description, level of experience and performance and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive’s performance is evaluated annually to determine individual merit increases within the overall guidelines established in each year’s budget process.

Annual Incentive Bonuses.    The Chief Executive Officer and other executive officers are eligible to receive annual incentive bonuses based upon the achievement during the year of certain agreed upon objectives. The Committee reviews the performance of, and decides upon the bonuses payable to, the Chief Executive Officer. The Chief Executive Officer and the Committee together review the performance of, and decide upon the bonuses payable to, the other executive officers including the Named Executive Officers.

Long Term Incentives.    The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company’s key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long term because the options are vested typically over a four period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of the Company’s common stock increases over time.

The Board of Directors has the ultimate responsibility of administering the Company’s stock option plan. Option grants for the Executive Officers are approved by the Compensation Committee and the date of grant is the date of the Compensation Committee meeting. During the fiscal year ended December 31, 2002, option grants were made to the Chief Executive Officer and the other Named Executive Officers providing for the right to purchase 500,000 shares of common stock of the Company (of that number, options to purchase 75,000 shares of common stock were cancelled and returned to the option pool during the same year).

Chief Executive Compensation

During the year ended December 31, 2002, Joseph M. Limber served as Chief Executive Officer and President of the Company until December 2002. In October 2002 the Company entered into a General Release and Separation Agreement (the “Limber Agreement”) with Mr. Limber in connection with his resignation as President and Chief Executive Officer. Under the terms of the Limber Agreement, the Company paid Mr. Limber a severance payment of $167,500 on January 15, 2003. The Limber Agreement also provided that Mr. Limber would continue to serve as a director of the Company until the date of the Company’s 2003 Annual Meeting and as an advisor to the Company, to assist in the orderly transition of his duties to the Company’s new Chief Executive Officer through the year ended December 31, 2003. As compensation for his services as an advisor to the Company, Mr. Limber would receive his annual base salary rate of $335,000 through December 31, 2002 and at an annual salary rate of $167,500 from January 1, 2003 through December 31, 2003. Pursuant to the terms of the Limber Agreement, Mr. Limber is not eligible for a bonus for calendar years ending December 31, 2002 or December 31, 2003.

Following Mr. Limber’s resignation, the Board elected Edward Hurwitz to serve as an executive officer of the Company, with the title Executive Director, effective October 15, 2002 and as interim Chief Executive Officer of the Company, effective December 1, 2002, to continue until the Company hired a new Chief Executive Officer. In connection with Mr. Hurwitz’s employment, the Company entered into three employment letter agreements with Mr. Hurwitz (collectively, the “Hurwitz Agreements”). All aspects of Mr. Hurwitz’s fiscal year 2002 compensation were governed by these agreements, including Mr. Hurwitz’s annual base salary of $325,000, a grant of options to purchase 100,000 fully vested shares of Common Stock, a grant of an option to purchase 175,000 shares of Common Stock subject to vesting and a one-time bonus to be paid upon the commencement of employment of a new Chief Executive Officer. Mr. Hurwitz resigned as interim Chief Executive Officer in February 2003.

The Compensation Committee believes that the base salary levels of the executive officers during the year 2002 were approximately at or below the median of base salary levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers anticipated tax consequences to the Company and to its executives of various payments and benefits. Under Section 162(m) of the Internal Revenue Code (the “Code”), the amount of compensation paid to certain executives which is deductible with respect to our corporate taxes is limited to $1,000,000 annually. Compensation exceeding $1,000,0000 annually may be deducted if it is “performance-based compensation” within the meaning of the Code. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to its Named Executive Officers to the extent consistent with the best interests of the Company and its stockholders.

The Code and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to the Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the Code and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

May 13, 2003

COMPENSATION COMMITTEE

THOMAS R. BARUCH, J.D.

ANDRE F. MARION

(1)	This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. The Audit Committee was established on December 1, 1999, by resolution of the Board of Directors and operates pursuant to a written Audit Committee Charter. During the fiscal year ended December 31, 2002, the Audit Committee comprised Messrs. Baruch and Marion and Dr. Deleage. Following Dr. Deleage’s resignation from the Board of Directors in December 2002, Mr. Tang was appointed to Audit Committee in January 2003. All three of the current members of the Audit Committee are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

The Audit Committee has undertaken the following actions:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

May 13, 2003

AUDIT COMMITTEE

THOMAS R. BARUCH, J.D.

ANDRE F. MARION

KEVIN C. TANG

(1)	This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPHIC COMPARISON (1)

The following graphic representation shows a comparison of total stockholder return for holder of our common stock from March 21, 2000, the date of our company’s initial public offering, through December 31, 2002, compared with The Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index. This graphic comparison is presented pursuant to rules of the Securities and Exchange Commission. We believe that although total stockholder return can be an important indicator of corporate performance, our stock price is highly volatile and subject to a number of market-related factors other than corporate performance, such as competitors’ announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other comparable biotechnology companies.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG ACLARA BIOSCIENCES, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ BIOTECHNOLOGY INDEX

The chart below shows the end-of-year performance of $100 invested on March 21, 2000, in our common stock or in an index. The chart assumes reinvestment of dividends, if any.

	3/21/00	12/31/00	12/21/01	12/31/02

ACLA	$100.00	$33.85	$15.78	$6.54

Nasdaq (U.S.)	$100.00	$52.43	$41.40	$28.67

Nasdaq Biotech Index	$100.00	$98.41	$82.47	$45.09
*	$100 invested on March 21, 2000, in our common stock or in an index, including reinvestment of dividends.

(1)	This Performance Graphic Comparison shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

OTHER MATTERS

We, the Board of Directors, know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is our intention to vote on such matters in accordance with our best judgment.

For further information about ACLARA BioSciences, Inc., please request a copy of our Annual Report on Form 10-K which was previously filed with the Securities & Exchange Commission, and is available free of charge. Please access our information via the ACLARA BioSciences Website at http://www.aclara.com under the Investor Relations section, or send written requests to:

ACLARA BioSciences, Inc.

1288 Pear Avenue

Mountain View, California 94043

Attn: Investor Relations

By Order of the Board of Directors

THOMAS G. KLOPACK

Chief Executive Officer

May 19, 2003

PROXY

ACLARA BIOSCIENCES, INC.

1288 PEAR AVENUE

MOUNTAIN VIEW, CALIFORNIA 94043

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Thomas G. Klopack and Alfred G. Merriweather, or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of ACLARA BioSciences, Inc. (the “Company”) held of record by the undersigned on April 28, 2003, at the Annual Meeting of Stockholders to be held on June 25, 2003, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company which require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

ACLARA BioSciences, Inc.

DETACH HERE

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR the Nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors.

Nominee	You may withhold authority to vote for any of the following nominees simply by marking the box opposite his name which states WITHHELD.

Herbert H. Hooper	FOR ☐	WITHHELD ☐

Kevin C. Tang	FOR ☐	WITHHELD ☐

2.	Ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification  ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing on behalf of a corporation, please sign in full corporate name by a duly authorized officer.

Signature: Date:	Signature: Date: